UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

	FORM	8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):			June 14, 2022
CATERPILLAR INC.
(Exact name of registrant as specified in its charter)
Delaware	1-768		37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S Employer Identification No.)

510 Lake Cook Road,	Suite 100,	Deerfield,	Illinois	60015
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code:		(224)	551-4000
Former name or former address, if changed since last report:			N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
8% Debentures due February 15, 2023	CAT23	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of
1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2022, the Board of Directors (the "Board") of Caterpillar Inc. (the "Company") approved and adopted amended and restated Bylaws (the "Amended and Restated Bylaws") which became effective immediately upon the Board's approval. The Amended and Restated Bylaws, among other things, identify the change of officers of the Company from vice presidents to senior vice presidents.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws.  The Amended and Restated Bylaws and a copy marked to show changes are attached as Exhibits 3.1 and 3.2 respectively. Exhibit 3.1 is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

    On June 8, 2022, Caterpillar Inc. (the “Company”) held a virtual 2022 Annual Shareholders Meeting. Set forth below are the voting results for each of the matters submitted to a vote of the Company’s shareholders.

Proposal 1 – Company Proposal - Election of Directors

All nominees for election to the Company’s Board of Directors named in the Proxy Statement were elected, each to a one-year term, with the following vote:

Director	For	Against	Abstain	Broker Non-Votes
Kelly A. Ayotte	362,107,837	12,055,547	945,594	77,219,736
David L. Calhoun	352,076,923	20,218,939	2,813,116	77,219,736
Daniel M. Dickinson	354,894,586	19,180,433	1,033,959	77,219,736
Gerald Johnson	366,285,453	7,770,922	1,052,602	77,219,736
David W. MacLennan	368,805,686	5,236,615	1,066,677	77,219,736
Debra L. Reed-Klages	364,704,794	9,476,011	928,173	77,219,736
Edward B. Rust, Jr.	357,129,614	16,880,625	1,098,739	77,219,736
Susan C. Schwab	360,338,327	13,812,393	958,258	77,219,736
D. James Umpleby III	347,539,618	26,419,453	1,149,907	77,219,736
Rayford Wilkins, Jr.	366,386,023	7,519,178	1,203,777	77,219,736

Proposal 2 – Company Proposal - Ratification of Independent Registered Accounting Firm

The proposal requesting ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 was approved with the following vote:

For	Against	Abstain
434,535,310	16,574,255	1,219,149

Proposal 3 – Company Proposal - Advisory vote on executive compensation

The proposal requesting that the shareholders of the Company approve executive compensation, on an advisory basis, was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
350.852.564	21.909.207	2.347.207	77,219,736

Proposal 4 – Shareholder Proposal – Report on Climate Policy

The proposal requesting that the Board of Directors provide additional disclosure of Caterpillar's climate activity was approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
358,230,248	12,977,688	3,901,041	77,219,736

Proposal 5 – Shareholder Proposal – Lobbying Disclosure

The proposal requesting the Board of Directors annually provide additional disclosure on its direct and indirect lobbying and grassroots policy and procedures, payments and decision-making processes was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
166,090,780	206,076,686	2,941,511	77,219,736

Proposal 6 – Shareholder Proposal – Report on Activities in Conflict-Affected Areas

The proposal requesting that the Board of Directors report on business activities in conflict affected and high risk areas was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
38,908,763	329,637,232	6,562,983	77,219,736

Proposal 7 – Shareholder Proposal – Special Shareholder Meeting Improvement

The proposal requesting that the Board of Directors amend the special shareholder meeting improvement was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
162,106,175	210,111,389	2,891,174	77,219,736

Item 7.01    Regulation FD Disclosure

    On June 8, 2022, the Board of Caterpillar Inc. (the "Company") declared a quarterly cash dividend of one dollar and twenty cents ($1.20) per share of Company common stock, payable on August 19, 2022 to shareholders of record at the close of business on July 20, 2022. The per share dividend of $1.20 is an increase of nine cents from the previous quarterly dividend of $1.11 per share. On the same date, the Company issued a press release announcing the dividend increase. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 is being furnished in accordance with the provisions of General Instructions B.2 of Form 8-K.

Item 9.01    Financial Statements and Exhibits
    (d) Exhibits.

Exhibit
Number	Description

3.1	Bylaws of Caterpillar Inc. (as amended and restated June 8, 2022)

3.2	Marked Bylaws of Caterpillar Inc.

99.1	Caterpillar Inc. press release dated June 8, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

June 14, 2022	By:	/s/ Suzette M. Long
Suzette M. Long Chief Legal Officer and General Counsel